UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------


                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest reported event): May 3, 2010

                             EMPIRE GLOBAL CORP.
            (Exact name of registrant as specified in its charter)

   DELAWARE                       0 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


     648 Finch Avenue East, Suite 2, Toronto, Ontario M2K 2E6, Canada
                  (Address of principal executive offices)

                              (647) 229-0136
                      (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

New Director. On May 3, 2010 our board members resolved and duly seconded to appoint Mr. Charles Yao to serve as a Director, filling a vacancy on the board of directors of Empire Global Corp., (the "Registrant", the "Company").

Mr. Yao is presently the President of ABERDEEN REALTY CORP, the successor company to Angeles Land Development LLC. The company represents and advises clients in hotel, hospitality and commercial real estate asset acquisition and disposition in lieu of strategy development, asset valuation, transaction execution and structuring as well as arranging and advising on commercial real estate financing. Mr. Yao will play a key role in the future acquisition and disposition strategy for the Registrant.

Prior to forming his own company, Mr. Yao worked for the Global Transportation and Logistics Group in Hong Kong as Vice President at JP MORGAN SECURITIES
(ASIA PACIFIC) LIMITED, the successor company to CHASE MANHATTAN ASIA LIMITED, between 1996 and 2003. During his time at Chase and JP Morgan, Mr. Yao originated and closed over several billion dollars of transactions ranging from privatization, M&A advisory, debt restructuring and asset finance for the firm's airline and aerospace clients in Asia Pacific.

Certain notable roles included:

* Lead M&A advisor to China Southern Airlines for the acquisition of Zhongyuang Airlines, Xinjiang Airlines, & China Northern Airlines and to advise the Airline in seeking and evaluating strategic investors. Approximate deal size is estimate to be US$500 million;
* Lead financial advisor to China Aerospace Science and Technology Corporation to restructure its Hong Kong listed vehicle, CASIL International, for the parent company to inject satellite communication assets and telecom equipment manufacturing facilities into the listed vehicle in conjunction with an equity offering in 2001 and 2002. Approximate deal size is estimated to be US$250 million

Prior to Chase, Mr. Yao worked as a manager for ITOCHU AIRLEASE INC, the commercial aviation division of ITOCHU CORPORATION, Japan, between 1990 and 1994. In this capacity, Mr. Yao executed and structured several hundred million dollars in aircraft operating leases and financing transactions.

Mr. Yao's credentials and familiarity with the banking, financing and business valuation will be a significant asset to the planning and development of the Company's business plan.

Mr. Yao does not hold any other directorships in reporting companies and does not have any family relationships among other current or nominated directors or executive officers.

Mr. Yao does not have any material interest in any current or future deal.

ITEM 8.01 OTHER EVENTS.

Also on May 3, 2010 our board members authorized retaining Mr. David Pomer, ESQ to represent the Company in legal proceedings initiated by Advanced Refractive Technologies Inc. in the Superior Court of Justice in the Province of Ontario. A court date has been set down on June 24, 2010 to argue a motion to dismiss the matter for delay.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  MAY 6, 2010.                     EMPIRE GLOBAL CORP.


                                     Per: /s/ VIC DOMINELLI
                                         ------------------------------
                                          VIC DOMINELLI
                                          Chairman